Exhibit 99.1

ShotSpotter Reports First Quarter 2020 Financial Results

9% Year-over-Year Increase in Revenue Drives Another Quarter of Solid Adjusted EBITDA Growth and GAAP Profitability; Strong Liquidity Position with $28.7 Million in Cash

NEWARK, CA – May 7, 2020 – ShotSpotter, Inc. (NASDAQ: SSTI), the leader in acoustic gunshot detection and precision policing solutions that help law enforcement officials and security personnel prevent and reduce gun violence, today reported financial results for the quarter ended March 31, 2020.

First Quarter 2020 Financial and Operational Highlights

●	Revenues increased 9% to $10.5 million from $9.6 million for the first quarter of 2019.
●	Gross profit was 58%, which was consistent with the first quarter of 2019.
●	Net income totaled $13,000 or $0.00 per share, an improvement from net loss of $0.4 million, or $(0.03) per share, for the first quarter of 2019.
●	Adjusted EBITDA[1] increased to $2.2 million from $1.6 million for the first quarter of 2019.
●	Added 5 net new “go-live” square miles of coverage during the quarter, bringing the total miles covered to 735 at quarter end.
●	Strong balance sheet with $28.7 million in cash and cash equivalents at the end of the quarter, up from $24.6 million at the end of fourth quarter of 2019.
●

Updated revenue guidance for fiscal 2020 to a range of $43 million to $46 million, representing 9% year-over-year growth at the midpoint, with expectations to remain GAAP profitable for full year 2020.

1	See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA, and its reconciliation to GAAP net income (loss).

Management Commentary

"While the first quarter of 2020 presented remarkable challenges resulting from the global response to the coronavirus pandemic, we were able to make progress on our strategic initiatives and continue to serve our loyal customer base as a premier service provider and trusted partner," said Ralph Clark, CEO of ShotSpotter. "Financially, the quarter was marked by moderate revenue growth, solid gross margins, positive net income, and an improvement in our cash position by approximately $4 million from the end of last year.

"Operationally, despite the proliferation of 'stay-at-home' policies and a moratorium on travel since early March, we completed our full deployment in Puerto Rico, added two new Missions deployments, re-signed the U.S. Virgin Islands as a customer, and were able to add five net new go-live miles during the quarter.

“Our investments in people, process, and infrastructure have afforded us a great deal of operational resiliency. We continue to monitor our 100+ deployments, review and classify gunshots all without any diminution of quality or performance. With a robust cash position, strong unit economics, and good visibility from our recurring revenue base and solid pipeline, we believe we have the right foundation in place to ensure we can successfully navigate these uncertain times.”

First Quarter 2020 Financial Results

Revenues for the for the first quarter of 2020 increased 9% to $10.5 million from $9.6 million for the same period in 2019. The increase in revenues was due to growth in the number of miles covered, which was driven by expanded deployments with current customers as well as the addition of new customers, offset by delays in both deploying contracted miles and renewals with certain customers. The company currently expects to close the majority of the delayed renewals in the second quarter of 2020.

Gross profit for the first quarter of 2020 was $6.1 million (58.5% of revenue), an improvement from $5.6 million (58.3% of revenue) for the same period in 2019. Gross margin was impacted by the formalization of our customer success organization which resulted in an increase in costs classified within cost of revenues.

Total operating expenses for the first quarter of 2020 were $6.1 million compared to $5.9 million for the same period in 2019. The increase in operating expenses was primarily due to investments in sales and marketing, higher insurance costs, offset by the reallocation of certain resources to build our customer success organization.

Net income for the first quarter of 2020 totaled $13,000 or $0.00 per basic and diluted share (based on 11.3 million basic and 11.7 million diluted weighted average shares outstanding), an improvement from net loss of $362,000 or $0.03 per share (based on 11.0 million basic and diluted weighted average shares outstanding) for the same period in 2019.

Adjusted EBITDA for the first quarter of 2020 totaled $2.2 million, an improvement from $1.6 million for the same period in 2019.

2020 Financial Outlook

Based on management’s current visibility, the company has updated its revenue range for the full fiscal year of 2020 to reflect its current anticipated impact of the COVID-19 pandemic on its operations. The company now forecasts revenue to range between $43 million and $46 million (previously $46 million to $48 million), representing an increase of 9% at the midpoint compared to fiscal year 2019. The company continues to expect to remain GAAP profitable on an annual basis.

The company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Safe Harbor Statement” below.

Conference Call

ShotSpotter will hold a conference call today (May 7, 2020) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions.

ShotSpotter management will host the presentation, followed by a question and answer period.

U.S. dial-in: +1 (877) 451-6152

International dial-in: +1 (201) 389-0879

Conference ID: 13701870

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.shotspotter.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ShotSpotter’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day through June 7, 2020.

U.S. replay dial-in: +1 (844) 512-2921

International replay dial-in: +1 (412) 317-6671

Replay ID: 13701870

Non-GAAP Financial Measures

Adjusted EBITDA: ShotSpotter discloses the following non-GAAP financial measure in this release and the earnings call referencing this press release: Adjusted EBITDA, which represents the company’s net income or loss before interest (income) expense, income taxes, depreciation and amortization and stock-based compensation expense. Adjusted EBITDA is a measure used by management internally to understand and evaluate the company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for our solutions. In particular, the exclusion of these expenses in calculating adjusted EBITDA facilitates comparisons of the company’s operating performance on a period-to-period basis.

ShotSpotter believes adjusted EBITDA also provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. For example, ShotSpotter adjusts EBITDA for stock-based compensation expense because that expense often varies for reasons that are generally unrelated to financial and operational performance in any particular period. Stock-based compensation is utilized by ShotSpotter to attract and retain employees with a goal of long-term retention and the alignment of employee interests with those of the Company and its stockholders, rather than to address operational performance for any particular period.

Adjusted EBITDA is not a measure calculated in accordance with GAAP. Accordingly, use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of ShotSpotter’s financial results as reported under GAAP. Some of these limitations are: (1) adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; and (2) other companies, including companies in our industry, may calculate adjusted EBITDA or similarly titled measures differently, which reduces the usefulness of the metric as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA alongside our GAAP-based financial performance measures, in particular net income or loss, and our other GAAP financial results.

The following table presents a reconciliation of adjusted EBITDA to net income or loss, the most directly comparable GAAP measure, for each of the periods indicated:

	Three Months Ended March 31,
	2020	2019
	(unaudited)
GAAP net income (loss)	$13	$(362)
Less:
Interest income	(93)	(33)
Income taxes	(1)	18
Depreciation and amortization	1,367	1,238
Stock-based compensation expense	887	754
Adjusted EBITDA	$2,173	$1,615

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s business plans, the anticipated impact of the COVID-19 pandemic, international expansion, expectations regarding future sales and expenses, our ability to capitalize on market opportunities, the ability to achieve near and long-term growth and profitability objectives, anticipated timing and volume of customer contract renewals, and revenue and GAAP profitability guidance for full year 2020. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict,"

"may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the company’s ability to successfully negotiate and execute contracts with new and existing customers in a timely manner, if at all, the company’s ability to address the business and other impacts and uncertainties associated with the COVID-19 pandemic, maintain and increase sales; the availability of funding for the company’s customers to purchase the company’s solutions; the complexity, expense and time associated with contracting with government entities; the company’s ability to maintain and expand coverage of existing public safety customer accounts and further penetrate the public safety market; the company’s ability to sell its solutions into international and other new markets; the lengthy sales cycle for the company’s solutions; changes in federal funding available to support local law enforcement; the company’s ability to deploy and deliver its solutions; and the company’s ability to maintain and enhance its brand, as well as other risk factors included in the company’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

About ShotSpotter, Inc.

ShotSpotter (NASDAQ: SSTI) provides acoustic gunshot detection and precision-policing solutions to help law enforcement officials and security personnel prevent and reduce gun violence and make cities, campuses and facilities safer. The company’s flagship product, ShotSpotter® Flex™, is the leading gunshot detection, location and forensic system trusted by over 100 cities. ShotSpotter® Missions™ uses artificial intelligence-driven analysis to help strategically plan patrol missions and tactics for maximum crime deterrence. ShotSpotter has been designated a Great Place to Work® Company.

Company Contact:

Alan Stewart, CFO

ShotSpotter, Inc.

+1 (510) 794-3100

astewart@shotspotter.com

Investor Relations Contacts:

Matt Glover

Gateway Investor Relations

+1 (949) 574-3860

SSTI@gatewayir.com

JoAnn Horne

Market Street Partners

+1 (415) 445-3240

jhorne@marketstreetpartners.com

ShotSpotter, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Revenues	$10,458	$9,593
Costs
Cost of revenues	4,342	4,004
Total costs	4,342	4,004
Gross profit	6,116	5,589
Operating expenses
Sales and marketing	2,516	2,629
Research and development	1,352	1,294
General and administrative	2,271	1,986
Total operating expenses	6,139	5,909
Operating loss	(23)	(320)
Other income (expense), net
Interest income, net	93	33
Other expense, net	(58)	(57)
Total other income (expense), net	35	(24)
Income (loss) before income taxes	12	(344)
Provision (benefit) for income taxes	(1)	18
Net income (loss)	$13	$(362)
Net income (loss) per share, basic	$0.00	$(0.03)
Net income (loss) per share, diluted	$0.00	$(0.03)
Weighted average shares used in computing net income (loss) per share, basic	11,337,491	11,005,781
Weighted average shares used in computing net income (loss) per share, diluted	11,715,426	11,005,781

ShotSpotter, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$28,677	$24,550
Accounts receivable and contract asset	7,313	13,883
Prepaid expenses and other current assets	1,564	1,764
Total current assets	37,554	40,197
Property and equipment, net	16,617	16,556
Operating lease right-of-use asset	485	556
Goodwill	1,379	1,379
Intangible assets, net	244	249
Other assets	1,563	1,634
Total assets	$57,842	$60,571
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,003	$1,179
Deferred revenue, short-term	24,091	26,360
Accrued expenses and other current liabilities	4,033	4,885
Total current liabilities	29,127	32,424
Deferred revenue, long-term	497	598
Other liabilities	237	298
Total liabilities	29,861	33,320
Stockholders' equity
Common stock	57	57
Additional paid-in capital	123,851	122,907
Accumulated deficit	(95,566)	(95,579)
Accumulated other comprehensive loss	(361)	(134)
Total stockholders' equity	27,981	27,251
Total liabilities and stockholders' equity	$57,842	$60,571

ShotSpotter, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$13	$(362)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,343	1,217
Amortization of intangible assets	24	21
Stock-based compensation	887	754
Loss on disposal of property and equipment	2	—
Changes in operating assets and liabilities:
Accounts receivable and contract asset	6,570	7,892
Prepaid expenses and other assets	310	195
Accounts payable	(562)	(346)
Accrued expenses and other current liabilities	(491)	(810)
Deferred revenue	(2,370)	344
Net cash provided by operating activities	5,726	8,905
Cash flows from investing activities:
Purchase of property and equipment	(1,117)	(896)
Investment in intangible and other assets	(24)	(34)
Net cash used in investing activities	(1,141)	(930)
Cash flows from financing activities:
Payment for acquisition liability	(347)	—
Proceeds from issuance of common stock in public offering	—	11,247
Payments of offering costs	—	(127)
Proceeds from exercise of stock options	58	219
Net cash provided by (used in) financing activities	(289)	11,339
Increase in cash, cash equivalents and restricted cash	4,296	19,314
Effect of exchange rate on cash and cash equivalents	(169)	(8)
Cash, cash equivalents and restricted cash at beginning of year	24,550	10,278
Cash, cash equivalents and restricted cash at end of period	$28,677	$29,584